EXHIBIT NUMBER 11

DIME COMMUNITY BANCORP, INC. AND SUBSIDIARY
STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (1)
                                                             FOR THE
                                                            YEAR ENDED
                                                          JUNE 30, 1997
                                                          -------------
Net income                                                      $12,316

Weighted average common shares outstanding                       12,934

Common stock equivalents due to dilutive
effect of stock options                                              47
                                                           ------------
Total weighted average common shares and
  common share equivalents                                       12,980
                                                           ============
Earnings per common share and common share
    equivalents                                                   $0.95
                                                           ============
Total weighted average common shares and
   common share equivalents                                      12,980

Additional dilutive shares using ending
  period market value versus average market
  value for the period when utilizing the treasury
  stock method regarding stock options                              157
                                                           ------------
Total shares for fully diluted earnings per
  share                                                          13,137
                                                           ============
Fully diluted earnings per common share and
  common share equivalents                                        $0.94
                                                           ============

(1) Earnings per share information is not presented for the year ended June 30, 1996 as it not considered meaningful since the initial public offering of the Company's stock did not occur until June, 1996.